West Coast 2004 Super- Community BANK CONFERENCE

Statements and financial discussion and analysis contained in this presentation that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information about possible or assumed future results of the Company's operations or performance. When we use any of the words "believe," "expect", "anticipate", "estimate", "continue", "intend", "may", "will", "should", or similar expressions that identifies these as forward-looking statements. Many possible factors or events could affect the future financial results and performance of the Company and could cause those financial results or performance to differ materially from those expressed in this presentation due to, among other things, the factors detailed in the Company's Preliminary Prospectus dated July 19, 2004 under the captions "Risk Factors" and "Cautionary Notice Regarding Forward- Looking Statements". A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. The Company believes it has chosen the assumptions or bases in good faith and that they are reasonable. However, the Company cautions you that assumptions or bases almost always vary from actual results, and the differences between assumptions or bases and actual results can be material. The Company will not update these statements unless the securities laws require it to do so.

Company Profile Headquartered in La Grange, Texas Over $1.0 billion in total assets* Approximately $100 million common equity* Pending acquisition of GNB Bancshares, Inc* * As of 6-30-04 pro forma the pending acquisitions and the base common stock offering.

Growth Strategy De novo branching into suburban growth areas: Austin Dallas Houston San Antonio Acquire community banks Rural markets Suburban markets

Operating Strategy Relationship based banking with decentralized decision-making Customer service Local management Back office support Sound asset quality Culture Experience

Acquisition History 2004 (Pending) - GNB Bancshares, Inc - $223 Million 2004 (July) - Central Bank Branches - $102 Million 2004 - Community Home Loan, Inc. - $11 Million 2002 - Bryan-College Station Financial Holding Co. - $80 Million 2000 - Texas Guaranty Bank Branches - $38 Million 1999 - First National Bank of South Texas Branch - $14 million 1999 - First State Bank, Dime Box - $32 Million 1998 - South Central Texas Bancshares, Inc. - $92 Million 1997 - Citizens State Bank - $48 Million 1999 - 2002 - 6 De Novo Branch locations * Numbers shown represent total assets for whole bank transactions and total deposits for branch transactions

GNB Bancshares Acquisition Summary Estimated Purchase Price* $43.9 million Consideration* 58% stock / 42% cash Price to 6/30/04 Book 226% Price to Reported LTM EPS 76.0x Price to Adjusted LTM EPS** 17.8x Expected Closing October 1st Assets to be Acquired $223 million Branches to be Acquired 7 branches Required Approvals Shareholder & Regulatory *Assumes a 20 day average TXUI stock price of $17.65 **Excluding one-time embezzlement loss and security write-down.

GNB Bancshares Acquisition Summary GNB Bancshares' wholly-owned subsidiary bank, GNB Financial, n.a., will operate as a separate bank subsidiary The GNB Bancshares acquisition is consistent with our expansion strategy Well-managed community based bank 7 locations in bedroom communities of Dallas-Ft. Worth GNB management compatible with our senior management Both companies share a similar customer-focused culture Cash portion of deal financed with proceeds from this offering

Central Bank Branches Acquisition Summary Estimated Purchase Price $9 million Consideration 100% cash Deposit Premium 8.0% Closing July 30th Deposits $101 million Loans $33 million Branches 2 branches

Acquisition is expected to improve our efficiency Proximity to some of our existing banking centers Relatively low levels of non-interest expense Acquisition of Lexington branch will increase our deposit share in Lee County, where we currently maintain two banking centers Acquisition of Caldwell branch provides us a point of entry into the county seat of Burleson County, which is contiguous to Brazos County, home of our three Bryan- College Station banking centers Central Bank Branches Acquisition Summary

Pro Forma Financials As of June 30, 2004 TXUI GNB Central Pro Forma Total Assets $752 $223 $102 $1,077 Total Loans, net $431 $165 $33 $629 Total Deposits $568 $189 $101 $858 Equity/Assets 5.7% 8.7% 9.3% Tang. Equity/Assets 3.7% 8.7% 5.5% Tangible Book Value $6.87 $29.57 $7.58 Total Risk Capital 12.04% * Proforma capital ratios based upon post offering

Outstanding Five-Year Record Compound Annual Growth Rate Diluted EPS 26% Total loans 28% Total assets 20% Total deposits 19%

Second Quarter 2004 Highlights (in thousands, except per share data) YTD 04 YTD 03 Growth LTM Net interest income $13,812 $12,832 Net income $3,060 $2,523 Earnings per share - diluted $0.73 $0.61 19.7% Total loans $435,128 $369,514 17.8% Total deposits $567,440 $495,614 14.5% Total assets $751,631 $614,374 22.3%

Loan Portfolio Mix (at 6/30/04)* * Excludes pending acquisitions Consumer 13% Commercial Real Estate 28% 1-4 Residential 38% Commercial and Industrial 19% Other Real Estate 2%

Deposit Mix (at 6/30/04)* * Excludes pending acquisitions Time 35% Noninterest-bearing Demand 19% Savings and Money Market 17% Interest-bearing Demand 29%

Net Interest Margin 5.10% 4.70% 4.50% 4.30% 4.10% 4.90% 1999 2001 2002 2003 YTD-2Q 2000 4.56% 4.70% 4.74% 5.05% 4.81% 4.57%

Net Charge-offs to Average Loans 0.60% 0.30% 0.20% 0.10% 0.00% 0.40% 1999 2001 2002 2003 YTD-2Q 2000 0.16% 0.22% 0.29% 0.34% 0.61% 0.05% 0.50% 0.70%

Non-performing Assets to Total Assets 0.60% 0.30% 0.20% 0.10% 0.00% 0.40% 1999 2001 2002 2003 YTD-2Q 2000 0.41% 0.32% 0.12% 0.34% 0.35% 0.35% 0.50% 0.70% 0.70% 0.70%

Return on Equity 1999 2001 2002 2003 YTD-2Q 2000 16% 14% 12% 14% 14% 16% 10% 6% 4% 2% 0% 8% 12% 14% 18% 16%

Efficiency Ratio 90% 60% 45% 30% 0% 75% 1999 2001 2002 2003 YTD-2Q 2000 74% 80% 81% 80% 77% 78%

Earnings Per Share Adjusted for 3 for 2 stock split - 10/15/03 Compound annual growth rate of EPS (1998-2003) - 26% 19% $1.20 $0.60 $0.40 $0.20 $0.00 $0.80 1999 2001 2002 2003 YTD-2Q 2000 $0.40 $0.85 $0.79 $0.83 $1.07 $1.26 $1.00 $1.40 $0.73 1998

Growth, Profitability and High Performance Goals EPS growth greater than 10% Return on equity greater than 15% Net charge-offs below 0.30%

Investment Considerations Growing franchise in Texas market Experienced management team with acquisition experience Incremental earnings potential as we grow into branch capacity Sound asset quality